UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2010

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2010, Zhone Technologies, Inc., a Delaware corporation (the “Company”), entered into a Real Estate Purchase Agreement (the “Sale Agreement”) to sell its Oakland campus, consisting of land and three buildings, to LBA Realty, LLC for $18.8 million in cash. A portion of the proceeds will be used to pay off the existing debt on the campus. The sale is subject to customary closing conditions and is currently expected to close by September 30, 2010.

At the same time, the Company entered into a Multi-Tenant Commercial/Industrial Lease Agreement (the “Lease Agreement”) to rent one of the buildings from LBA Realty for a five-year term. The Lease Agreement will be effective upon the close of the sale and has an initial annual rent of $498,875, with periodic rent escalations at a rate of approximately 2% per annum thereafter.

At the same time, the Company entered into a Discount Payoff Agreement to pay off the existing debt of $18.4 million held by LBA Realty with a maturity date of April 1, 2011 for a sum of $17.5 million.

The Company can offer no assurances that the sale-leaseback transaction will close on the terms described herein, or at all. The foregoing description of the sale-leaseback transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement and the Lease Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 22, 2010, the Company issued a press release announcing the sale-leaseback transaction. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 Real Estate Purchase Agreement between the Company and LBA Realty dated September 21, 2010.

10.2 Multi-Tenant Commercial/Industrial Lease Agreement between the Company and LBA Realty dated September 21, 2010.

10.3 Discount Payoff Agreement between LBA Realty dated September 21, 2010

99.1 Press release issued by the Company on September 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2010	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Real Estate Purchase Agreement between the Company and LBA Realty dated September 21, 2010.

10.2	Multi-Tenant Commercial/Industrial Lease Agreement between the Company and LBA Realty dated September 21, 2010.

10.3	Discount Payoff Agreement between the Company and LBA Realty dated September 21, 2010.

99.1	Press release issued by the Company on September 22, 2010.